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                                                                       Exhibit 8

Changes in subsidiaries of Oce N.V. since the listing thereof in Oce's Form 20-F for its fiscal year ended November 30, 2000

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
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Name of subsidiaries                   Jurisdiction of Incorporation of    Notes
                                       Organisation
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
ComputerGesellschaft Konstanz          Germany                             Acquired April 2000
G.m.b.H.
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Oce-Office Equipment (Shanghai) Co.,   China                               Founded May 2000
Ltd.
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Oce Systems (Malaysia) Sdn. Bhd.       Malaysia                            Name changed to Oce Malaysia Sdn.
                                                                           Bhd.
                                                                           June 2000
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Oce-Servico de Copias LDA              Portugal                            Name changed to OSCOP-Servico de
                                                                           Copias LDA June 2000
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ComputerGesellschaft Konstanz          Germany                             Name changed to Oce Document
G.m.b.H.                                                                   Technologies G.m.b.H.
                                                                           September 2000
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KK 200 srl                             Italy                               Named changed to KK Service srl
                                                                           September 2000
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Oce Software Laboratories Namur S.A.   Belgium                             Increased participation by
                                                                           Oce-Belgium N.V./S.A. from 70% to
                                                                           100%
                                                                           September 2000
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Sirah Sdn. Bhd.                        Malaysia                            Sold November 2000
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